                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[  ]Preliminary Proxy Statement              [ ]  Confidential, For Use of the
                                                  Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))

[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CRAGAR INDUSTRIES, INC.
                             -----------------------
                (Name of Registrant as Specified in Its Charter)

                  ---------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [x] No fee required

         [ ] Fee computed on table below per Exchange Act
              Rules 14a-6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:
         ----------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:
         ----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:
         ----------------------------------------------------------------------


         (5)      Total fee paid:
         ----------------------------------------------------------------------

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


         (1)      Amount previously paid:
                  -------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement no.:
                  -------------------------------------------------------------

         (3)      Filing Party:
                  -------------------------------------------------------------

         (4)      Date Filed:
                  -------------------------------------------------------------

                             CRAGAR INDUSTRIES, INC.
                             4636 North 43rd Avenue
                             Phoenix, Arizona 85031

                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 1999

To our Shareholders:

         The 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Cragar Industries, Inc. (the "Company") will be held at 10 a.m., Mountain Standard Time, on Friday, May 21, 1999, at 4636 North 43rd Avenue, Phoenix, Arizona, for the following purposes:

          1. To elect five directors to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified; and

          2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Each outstanding share of the Company's Common Stock entitles the holder of record at the close of business on April 23, 1999 to vote at the Annual Meeting or any adjournment thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. So far as management is aware, the matters described in this Proxy Statement will be the only ones to be acted upon at the meeting. If any other matters properly come before the meeting or any adjournment thereof, the proxy committee named in the enclosed proxy will vote on those matters in accordance with its judgment. A copy of the Company's 1998 Annual Report to Shareholders, which includes certified financial statements, is enclosed. Management cordially invites you to attend the Annual Meeting.





                                        By Order of the Board of Directors



                                        /s/ Michael L. Hartzmark
Phoenix, Arizona                        Michael L. Hartzmark
April 30, 1999                          President and Chief Executive Officer




                                    IMPORTANT

SHAREHOLDERS ARE EARNESTLY REQUESTED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY.
      A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                             CRAGAR INDUSTRIES, INC.
                             4636 North 43rd Avenue
                             Phoenix, Arizona 85031

                                 PROXY STATEMENT

         This Proxy Statement is furnished to the shareholders of Cragar Industries, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 21, 1999. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials were mailed on or about April 30, 1999 to shareholders of record at the close of business on April 23, 1999.

         A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by either: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to the Secretary of the Company at 4636 North 43rd Avenue, Phoenix, Arizona 85031.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the outstanding Common Stock of the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph.


                          VOTING SECURITIES OUTSTANDING

         Only holders of record of Common Stock at the close of business on April 23, 1999 will be entitled to vote at the Annual Meeting. At that date, there were 2,453,990 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which shareholders may vote. There is no cumulative voting on any matters.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote.


                              ELECTION OF DIRECTORS

         The Company's Board of Directors currently consists of five members. Directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been elected and qualified. The present terms of Michael L. Hartzmark, Sidney Dworkin, Mark Schwartz, Donald E. McIntyre, and Michael R. Miller, all of who are incumbent directors, will expire at the Annual Meeting. Messrs. Hartzmark, Dworkin, Schwartz, McIntrye, and Miller have been nominated for re-election as directors of the Company and, unless otherwise instructed, the proxy holders will vote the proxies received by them for their re-election. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected.

         If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

                  INFORMATION CONCERNING DIRECTORS AND OFFICERS

         Information concerning the names, ages, terms, positions with the Company and business experience of the Company's current directors and executive officers is set forth below.


         Name                       Age        Position
         ----                       ---        --------
Michael L. Hartzmark, Ph.D.         43         President, Treasurer, Chief Executive Officer, and
                                               Director

Sidney Dworkin(1)(2)                77         Director

Mark Schwartz(1)(2)                 49         Director

Donald E. McIntyre(1)(2)            74         Director

Michael R. Miller                   40         Secretary, Chief Operating Officer, and Director

Richard P. Franke                   42         Chief Financial Officer
-------------------------
(1) Member of Audit Committee
(2) Member of Compensation Committee


         MICHAEL L. HARTZMARK joined the Company as a full-time employee in May 1993 and has served as its President and Chief Executive Officer since June 4, 1993, and as a director since January 1, 1993. Prior to joining the Company, Dr. Hartzmark was an economic consultant (as President of EconOhio Corporation) and a financial consultant (as President of MDA Financial, Inc.). EconOhio wrote business plans for and provided advice to a variety of companies. MDA provided financial consulting services to small and medium-size companies, as well as assistance to oil and gas and real estate limited partnerships. From 1987 to 1989, Dr. Hartzmark was Senior Economist at Lexecon, Inc., a Chicago-based economics and law consulting firm. Dr. Hartzmark was the John M. Olin Visiting Scholar at the University of Chicago and an Assistant Professor at the University of Michigan. He has also worked for the Treasury Department and the Commodity Futures Trading Commission. Dr. Hartzmark earned his M.A. and Ph.D. degrees in economics at the University of Chicago. He holds a B.A. in economics from the University of Michigan.

         SIDNEY DWORKIN has served as a director of the Company since December 1994. Mr. Dworkin served as President and Chairman of the Board of Revco Drugstore Company, Inc. until October 1987. Mr. Dworkin currently serves as a member of the Board of Directors of Comtrex Systems, Inc., Northern International Technologies, Inc., and CCA Industries, Inc. He is also owner and Chairman of the Board of Advanced Modular Systems, Inc., a privately-held manufacturer of modular buildings. His experiences range across a multitude of industries including, among others, pharmaceuticals, computer hardware and software, modular housing, and consumer products.

         MARK SCHWARTZ has served as a director of the Company since January 1993. Mr. Schwartz is President of G&S Metal Products, Inc., one of the largest privately held manufacturers and distributors of consumer household products in the United States. The Company is headquartered in Cleveland, Ohio, with major manufacturing and distribution facilities in both Ohio and Connecticut. G & S Metal products sells its products to most major retailers including, among others, mass merchandisers and supermarkets. Mr. Schwartz's responsibilities also include other G & S divisions with business interests primarily in industrial metal fabrication. Additionally Mr. Schwartz has extensive international business experience.

         DONALD E. MCINTYRE has served as a director of the Company since June 1996. Mr. McIntyre is currently active nationally in merger and acquisition work in association with Chapman Associates. Until its sale in February 1997, he was also interim CEO at Capital Electric Group, Inc.. From 1964 to 1981, he was Chairman of the Board, President, and CEO of Custom Products Corporation, a multi-plant manufacturing and distribution company. Mr. McIntyre currently serves as a member of the Board of Directors of Capital Electric Group, the Joray Corporation, and Watkins Shepard Inc. Mr. McIntyre holds a B.S. from Iowa State University and attended post-graduate courses at Michigan State University and Drake.

         MICHAEL R. MILLER joined the Company as a full-time employee in November 1996 after serving as a consultant to the Company for three months. He has over 17 years of experience with manufacturing companies working either as a senior executive or consultant. From 1992 to 1996, Mr. Miller was employed at Form Rite, a supplier of fluid handling systems to Ford, GM, Chrysler, Mercedes, Nissan, and TRW. He assisted with the sale of Form Rite to Siebe plc., a large British firm. Prior to the sale, he had worldwide responsibility for sales and engineering efforts. Mr. Miller was Vice President of Operations for Mr. Gasket Company, Inc. and had operating responsibility for CRAGAR from 1988 to 1992. He joined Mr. Gasket from the consulting practice of Deloitte & Touche after completing a restructuring project at CRAGAR Industries. Mr. Miller has a B.S. in Business Administration from the University at Albany and a Master of Business Administration from Rochester Institute of Technology.

         RICHARD P. FRANKE became the Company's Chief Financial Officer on January 1, 1999 after serving as a consultant to the Company for the previous three months. From 1994 to 1998, Mr. Franke was employed as Chief Operating Officer/Chief Financial Officer for Infinity2, Inc., an international network marketing company, Chief Operating Officer/Chief Financial Officer for Capital Electric Group, Inc., an electrical wholesale distributor, and as a consultant and Chief Financial Officer for Inter Pipe, Inc., a specialty truck manufacturer. Prior to 1994, Mr. Franke was the Chief Financial Officer at B&K Steel Fabrications, Inc., a regional steel fabricator located in the southwestern United States. Mr. Franke holds a B.S. in Accounting from Arizona State University and is licensed as a Certified Public Accountant in Arizona.

              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         During the year ended December 31, 1998, the Board of Directors of the Company met or acted by written consent on four occasions. Each of the Company's directors attended all of the meetings of the Board of Directors.

         COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors, which met four times during 1998, reviews all aspects of compensation of officers of the Company and determines or makes recommendations on such matters to the full Board of Directors. The Compensation Committee consists of Messrs. Dworkin, Schwartz, and McIntyre.

         AUDIT COMMITTEE. The Audit Committee, which met four times during 1998, represents the Board of Directors in evaluating the quality of the Company's financial reporting process and internal financial controls through consultations with the independent auditors, internal management and the Board of Directors. The Audit Committee consists of Messrs. Dworkin, Schwartz, and McIntyre.

         EXECUTIVE COMMITTEE. The Executive Committee, which met several times during 1998, has all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except those powers that, by law, cannot be delegated by the Board of Directors. The Executive Committee consists of Messrs. Hartzmark, Miller, and McIntrye.

         OTHER COMMITTEES. The Company does not maintain a standing nominating committee or other committees performing similar functions. Nominations of persons to be directors are considered by the full Board of Directors.

                             EXECUTIVE COMPENSATION

         The following table sets forth for each of the three fiscal years ended December 31, 1998, the total compensation awarded to, earned by, or paid to (i) the Company's Chief Executive Officer, and (ii) each of the Company's other executive officers whose annual salary and bonus exceeded $100,000 during fiscal 1998 (collectively, the "Named Executive Officers").


                                                                                               LONG TERM
                                                       ANNUAL COMPENSATION                   COMPENSATION
                                                       -------------------                   ------------
          NAME AND                                                                       SECURITIES UNDERLYING
     PRINCIPAL POSITION              YEAR             SALARY           BONUS                    OPTIONS
     ------------------              ----             ------           -----                    -------
Michael L. Hartzmark                 1998            $122,300           ---                     40,000(1)
     President & Chief               1997            $125,000           ---                     20,000(2)
     Executive Officer               1996            $110,000           ---                     20,000(2)

                                                                                                25,000(1)
Michael R. Miller                    1998            $111,530           ---                     17,000(2)
     Secretary & Chief               1997            $ 99,999         $20,000                    8,000(2)
     Operating Officer               1996            $ 99,999           ---


------------------------

(1) These figures represent options originally granted in prior years that were repriced in 1998 (See footnote (2) below). In accordance with Securities and Exchange Commission rules, these options are reported as options granted during fiscal year 1998 as a result of the repricing of these options on November 12, 1998. See "Report of the Board of Directors on Option Repricing" for additional information regarding the repricing.
(2) Each option was originally exercisable at $5.125 to purchase one share of Common Stock, which was the fair market value on the date of the grant. These options were repriced in November 1998 at $4.125 per share, which was the fair market price of the Common Stock on the date of repricing. See (1) above.

OPTION GRANTS IN LAST FISCAL YEAR

          No stock options were granted to the Named Executive Officers during 1998 and the Company does not maintain an option or other stock-based plan that provides for the grant of stock appreciation rights.

          The following table sets forth information with respect to stock options granted prior to 1998 that were repriced during the fiscal year ended December 31, 1998 to the Named Executive Officers.


                                       NUMBER OF
                                      SECURITIES          % OF TOTAL OPTIONS         EXERCISE
                                      UNDERLYING         GRANTED TO EMPLOYEES          PRICE
NAME                                OPTIONS GRANTED         IN FISCAL YEAR        (PER SHARE) (1) EXPIRATION DATE
----                                ---------------         --------------        --------------- ---------------

Michael L. Hartzmark........            20,000                   23.0%                $4.125          May 16, 2007
                                        20,000                   23.0%                $4.125          Nov  9, 2006


Michael Miller..............            17,000                   19.5%                $4.125          May 16, 2007
                                         8,000                    9.2%                $4.125          Nov  9, 2006


(1) These figures represent options originally granted in prior years that were repriced in 1998. In accordance with Securities and Exchange Commission rules, these options are reported as options granted during fiscal year 1998 as a result of the repricing of these options on November 12, 1998. See "Report of the Board of Directors on Option Repricing" for additional information regarding the repricing.




AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

         The following table sets forth information concerning the value of each Named Executive Officer's unexercised options at December 31, 1998. None of the Named Executive Officers exercised any stock options in 1998.

                                                             NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED               IN-THE-MONEY
                                 SHARES                           OPTIONS AT                      OPTIONS AT
                                ACQUIRED                    DECEMBER 31, 1998 (#)            DECEMBER 31, 1998 ($)
                                   ON         VALUE         ---------------------            ---------------------
                NAME            EXERCISE     REALIZED   EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
                ----            --------     --------   -----------     -------------   -----------     -------------
Michael L. Hartzmark               -            -          20,000          20,000            -                -


Michael Miller                     -            -          10,999          14,001            -                -


---------------------------------------


(1) Options are considered "in the money" if the fair market value of the underlying securities exceeds the exercise price of the options. At December 31, 1998, none of the options held by the Named Executive Officers were in the money.

EMPLOYMENT AGREEMENTS

         The Company has employment agreements in place with respect to Michael Miller, Richard Franke, and Anthony Barrett. Terms of the employment agreements relate to non-competition, acceptable behavior and requirements of confidentiality. Mr. Barrett resigned from the Company effective February 28, 1999. As severance and for payment of back salary, Mr. Barrett was granted 1,000 shares of restricted stock.


DIRECTOR COMPENSATION

         The Company pays all non-employee directors $1,500 for attendance at the Company's quarterly and annual meetings of directors and $500 per Executive Committee meeting attended. In addition, directors may be reimbursed for certain expenses in connection with attendance at board and committee meetings.

         Directors who are not employees of the Company receive nonqualified stock options pursuant to a formula grant provision of the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Pursuant to the Directors' Plan, Sidney Dworkin, Don McIntyre, and Mark Schwartz were each granted options in May 1998 to purchase 2,000 shares for a period of five years at an exercise price of $5.25 per share. Pursuant to the repricing of options, approved in November 1998 by the Board of Directors, the options previously granted to the Board members was repriced. The repriced options have exercise prices of $4.125 per share, equal to the fair market value on the date of repricing. (See "Report of the Board of Directors on Option Repricing")

CHANGE OF CONTROL PROVISIONS

         Each outstanding option granted under the Directors' Plan becomes immediately fully exercisable if (i) there occurs any transaction that has the result that stockholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company, (ii) the stockholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive, or (iii) the stockholders of the Company approve a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company.



REPORT OF THE BOARD OF DIRECTORS ON OPTION REPRICING

THE FOLLOWING REPORT DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATE THIS REPORT.

In November 1998, the Board of Directors approved a repricing of all outstanding options held by officers and directors of the Company. In connection with the repricing, the Board of Directors determined that the imbalance between the original exercise price of the options held by the officers and directors and the lower market price of the Common Stock that prevailed in November 1998 was not an appropriate incentive to achieve the Company's long-term goals. The repriced options have exercise prices of $4.125 per share, equal to the fair market value on the date of repricing. Except for the new exercise price, the terms of the options remain the same.

                                                                 Sidney Dworkin
                                                                Donald McIntyre
                                                                  Mark Schwartz
                                                           Michael L. Hartzmark
                                                                 Michael Miller

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 31, 1999, the number and percentage of outstanding shares of Common Stock beneficially owned by (i) each person known by the Company to beneficially own more than 5% of such stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and
(iv) all directors and officers of the Company as a group. Except as otherwise indicated, the Company believes that each of the beneficial owners of the Common Stock listed below, based on information furnished by such owners, has sole investment and voting power with respect to such shares, subject to community property laws where applicable.


                                                                    NUMBER
                                                             SHARES BENEFICIALLY    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                            OWNED(2)          TOTAL(3)
---------------------------------------                            --------          --------
Michael L. Hartzmark, Ph. D.(5) (11)                               120,466             4.84%
Michael R. Miller(11)                                               19,333              .78%
Mark Schwartz(6) (11)                                              252,831             9.77%
Sidney Dworkin(7) (11)                                             613,707            22.33%
Donald McIntyre(11)                                                  7,300              .30%
Harry Schwartz(8)                                                  253,264             9.82%
Dolores Hartzmark(9)                                               147,098             5.66%
Lee Hartzmark(10)                                                  258,500             9.53%
All executive officers and directors
    as a group (six persons) (12)                                1,013,637            34.45%

------------------------

(1) Unless otherwise noted, the address of each of the listed stockholders is c/o Cragar Industries, Inc. 4636 N. 43rd Avenue, Phoenix, Arizona 85031.
(3) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option or warrant.
(4) In calculating percentage ownership, all shares of Common Stock that the named stockholder has the right to acquire within 60 days upon exercise of any option or warrant are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such stockholder, but are not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other stockholder. Shares and percentages beneficially owned are based upon 2,453,990 shares outstanding on March 31, 1999.
(5) Includes 33,333 shares purchasable upon exercise of options, and 31,960 shares owned by MDA Financial, Inc. of which Dr. Hartzmark is a beneficial owner.
(6) Includes 10,100 shares purchasable upon exercise of options, 39,287 shares purchasable upon the exercise of various warrants, and 84,696 purchasable upon conversion of Series A Preferred Stock at $3.21 per share.
(7) Includes 9,400 shares purchasable upon exercise of options, 10,533 shares owned by CN Partners of which Mr. Dworkin is a one-fifth beneficial owner, 116,324 shares purchasable upon the exercise of various warrants, and 169,393 shares purchasable upon conversion of Series A Preferred Stock at $3.21 per share.
(8) Includes 10,533 shares owned by CN Partners of which Mr. Schwartz is a one-fifth beneficial owner, 39,287 shares purchasable upon exercise of various warrants, and 84,696 shares purchasable upon conversion of Series A Preferred Stock at $3.21 per share.
(9)    Includes 36,750 shares purchasable upon exercise of various warrants.
(10) Includes 10,533 shares owned by CN Partners of which Mr. Hartzmark is a one-fifth beneficial owner, 78,574 shares purchasable upon the exercise of various warrants, and 169,393 shares purchasable upon conversion of Series A Preferred Stock at $3.21 per share.
(11) Includes Director and Employee options that have vested or will vest as of May 31, 1999.
(12) Includes Messrs. Dworkin, M. Schwartz, M. Hartzmark, McIntyre, Miller, and Franke.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

         From January to March 1998, the Company raised $2.25 million from a private placement of 22,500 shares of Series A Convertible Preferred Stock ("the Series A Preferred Stock") and related Warrants. The private placement was made to a group of accredited investors and included the conversion of $900,000 of existing debt held by Messrs. Lee Hartzmark, Mark Schwartz, Harry Schwartz, and Sidney Dworkin into equity. Mr. Lee Hartzmark beneficially owned approximately 9.5% of the Company's Common Stock as of March 31, 1998 and is Michael Hartzmark's father. Mark Schwartz and Sidney Dworkin are Directors of the Company. Harry Schwartz beneficially owns approximately 9.8% of the Company's Common Stock and is Mark Schwartz's father.

         Holders of Series A Preferred Stock are entitled to receive cumulative dividends equal to 7% per annum on the Stated Value of the Series A Preferred Stock ($100 per share).

         In connection with the issuance of the Series A Preferred Stock, the Company also granted Warrants to the holders of the Series A Preferred Stock to acquire up to 333,333 shares of the Company's Common Stock at an exercise price of $8.10 per share or 15 warrants per $100 investment. The Warrants may be exercised at any time on or before January 23, 2001, three years after the date of issuance of the Series A Preferred Stock. Officers, directors and family members who purchased or converted debt for Series A Preferred Stock are listed below.


                                                                 NUMBER OF SHARES
                                                                 ----------------
         Sidney Dworkin........................................       5,438
         Lee Hartzmark.........................................       5,438
         Mark Schwartz.........................................       2,719
         Harry Schwartz........................................       2,719


         During August 1998, the Company agreed to grant warrants to Messrs. Dworkin, L. Hartzmark, and M. Schwartz as consideration for providing debt financing to the Company in the aggregate principal amount of $900,000 during December 1997 and January 1998. For each $100,000 loaned to the Company, the Company agreed to grant warrants to purchase 1,500 shares of Common Stock at an exercise price of $3.00 per share. The principal amounts of these loans were subsequently converted into 9,000 shares of Series A Preferred Stock.

         In addition, during 1998, the Company agreed to grant warrants to Mr. Sidney Dworkin, Mrs. Doris Dworkin and Mrs. Dolores Hartzmark, each of whom pledged assets to secure the Company's obligations under the Loan and Credit Agreement with NationsCredit Commercial Funding. The Company agreed to grant warrants to purchase 7,000 shares of Common Stock for each $100,000 in value of assets pledged on an annual basis, which warrants will be exercisable at an exercise price equal to the price of the Company's Common Stock on the date of grant.

         The Company believes that all transactions it has entered into with affiliates are at arm's length and on terms equivalent or similar to terms under which the Company would conduct business with unaffiliated third parties.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more that 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. During the fiscal year ended December 31, 1998, Form 3 was not timely filed (although such Form 3 was subsequently filed) for Michael Miller; and Form 4 was not timely filed (although such Form 4 was subsequently filed) for any of the following persons: Anthony Barrett; Sidney Dworkin; Michael Hartzmark; Donald McIntrye; and Mark Schwartz.

                                RELATIONSHIP WITH
                             INDEPENDENT ACCOUNTANTS

         The principal independent public accounting firm utilized by the Company during the fiscal year ended December 31, 1998 was KPMG LLP, independent certified public accountants (the "Auditors"). The Company is currently evaluating its accounting and auditing needs. No decision has been made whether to retain KPMG LLP or to engage a different independent public accounting firm to provide the Company with accounting, auditing, and tax services for 1999. A representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if the Auditors so desire.


                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the Company no later than January 5, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to the Secretary of the Company at 4636 North 43rd Avenue, Phoenix, Arizona 85031.


                                  OTHER MATTERS

         The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                             Cragar Industries, Inc.


                              /s/ Michael L. Hartzmark
                              Michael L. Hartzmark
                              President and Chief Executive Officer

April 30, 1999

                           CRAGAR INDUSTRIES, INC.
                     1999 ANNUAL MEETING OF SHAREHOLDERS
         THIS PROXY IS SOLICIITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Michael L. Hartzmark and Michael R. Miller, or any of them acting in the absence of the other with full powers of substitution, the true and lawful attorneys and proxies for the undersigned and to vote, as designated on the reverse, all shares of Common Stock of CRAGAR INDUSTRIES, INC. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held on Friday, May 21, 1999, at 10:00 a.m., Mountain Standard Time, at 4636 North 43rd Avenue, Phoenix, Arizona, and at any and all adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)        -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF SHAREHOLDERS
                            CRAGAR INDUSTRIES, INC.

                                  MAY 21, 1999

                - PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED -

    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE

                   FOR   WITHHELD
1. Election of                                 NOMINEES:  Michael L. Hartzmark
   directors       / /     / /                            Michael R. Miller
                                                          Sidney Dworklin
FOR, except vote withheld from the following              Mark Schwartz
nominees:                                                 Donald E. McIntyre

--------------------------------------------
The Board of Directors recommends a vote FOR the nominees.

                                                         Change of Address/
                                                   comments on reverse side  / /

                                        I plan to             I do not plan
                                           attend  / /            to attend  / /
                                      the meeting               the meeting


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE(S)                                                     Dated:
             ------------------------  -------------------------       ---------
                                       SIGNATURE IF HELD JOINTLY
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executer, administrator, or guardian, please give full title as such.